Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES FIRST QUARTER 2019 RESULTS

NEW YORK - (BUSINESS WIRE) – May 1, 2019 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the first quarter ended March 31, 2019:

FIRST QUARTER FINANCIAL HIGHLIGHTS:

•	GAAP Net Income of $145.6 million, or $0.37 per diluted share(1)
•	Core Earnings of $204.3 million, or $0.53 per diluted share(1)(2)
•	Common Dividend of $207.7 million, or $0.50 per share(1)
•	Book Value per share of $16.42(1)

	1Q 2019	4Q 2018
Summary Operating Results:
GAAP Net Income per Diluted Share(1)	$0.37	$0.00
GAAP Net Income	$145.6 million	$0.3 million

Non-GAAP Results:
Core Earnings per Diluted Share(1)(2)	$0.53	$0.58
Core Earnings(2)	$204.3 million	$208.3 million

NRZ Common Dividend:
Common Dividend per Share(1)	$0.50	$0.50
Common Dividend	$207.7 million	$184.6 million

“During the first quarter of 2019, New Residential again demonstrated the strength of our portfolio and our ability to execute across different market environments as we grew our book value and generated stable core earnings,” said Michael Nierenberg, Chairman, Chief Executive Officer and President. “Our results to start the year were bolstered by the performance of our bond and loan portfolios as well as by the realized benefits from Shellpoint’s origination capabilities. Overall, we think that the current market backdrop is supportive of our strategy and that the diversified and complementary nature of our portfolio is well-positioned in this environment. As I have mentioned before, we continue to see incremental opportunities to capture the full value of the mortgage asset and we intend to be opportunistic in pursuing growth opportunities that are additive to our long-term strategy and that benefit our shareholders.”

(1)
Per share calculations of GAAP Net Income and Core Earnings are based on 388,601,075 weighted average diluted shares during the quarter ended March 31, 2019 and 358,509,094 weighted average diluted shares during the quarter ended December 31, 2018. Per share calculations of Common Dividend are based on 415,429,677 basic shares outstanding as of March 31, 2019 and 369,104,429 basic shares outstanding as of December 31, 2018. Per share calculations for Book Value are based on 415,429,677 basic shares outstanding as of March 31, 2019.

(2)
Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

First Quarter 2019 Highlights:

w	Mortgage Servicing Rights (“MSRs”)
▪	Acquired MSRs totaling approximately $22 billion unpaid principal balance (“UPB”).

w	Non-Agency Securities and Call Rights
▪
New Residential controls call rights to approximately $116 billion of mortgage collateral, representing approximately 35% of the Non-Agency market.(3)(4) Approximately $45 billion of our call rights population is currently callable. (3)

▪	During the first quarter, we executed clean-up calls on 19 seasoned, Non-Agency residential mortgage-backed securities (“RMBS”) deals with an aggregate UPB of approximately $910 million.
▪	Purchased $411 million face value of Non-Agency RMBS.
▪	Completed two Non-Agency securitizations for approximately $750 million (seasoned performing loans $284 million; reperforming loans (“RPLs”) $462 million).

w	Residential Loans
▪	Acquired $1.4 billion UPB of loans ($690 million UPB of RPLs).
▪	Completed two non-qualifying mortgage (Non-QM) loan securitizations for a combined aggregate UPB of approximately $600 million.

w	Servicer Advances
▪
We continued to work with our sub-servicers to lower advance balances during the quarter – advance balances (with servicers Nationstar, Ocwen and SLS) as of March 31, 2019 were $3.3 billion, representing an 8% decline quarter-over-quarter.

w	Additional Highlights
▪	Raised $752 million in gross proceeds of common equity during the quarter.

(3)
The UPB of the loans relating to our call rights may be materially lower than the estimates in this Press Release, and there can be no assurance that we will be able to execute on this pipeline of callable deals in the near term, or at all, or that callable deals will be economically favorable. The economic returns from this strategy could be adversely affected by a rise in interest rates and are contingent on the level of delinquencies and outstanding advances in each transaction, fair market value of the related collateral and other economic factors and market conditions. We may become subject to claims and legal proceedings, including purported class-actions, in the ordinary course of our business, challenging our right to exercise these call rights. Call rights are usually exercisable when current loan balances in a related portfolio are equal to, or lower than, 10% of their original balance.

(4)	All data as of March 31, 2019, unless otherwise stated.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Wednesday, May 1, 2019 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-702-374-0622 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential First Quarter 2019 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, May 15, 2019 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “1980259.”

Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018
	(unaudited)	(unaudited)

Interest income	$438,867	$451,321
Interest expense	212,832	185,324
Net Interest Income	226,035	265,997

Impairment
Other-than-temporary impairment (OTTI) on securities	7,516	6,827
Valuation and loss provision (reversal) on loans and real estate owned (REO)	5,280	32,488
	12,796	39,315

Net interest income after impairment	213,239	226,682
Servicing revenue, net	165,853	(10,189)
Gain on sale of originated mortgage loans, net	43,984	43,285
Other Income
Change in fair value of investments in excess mortgage servicing rights	4,627	(2,945)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	2,612	2,733
Change in fair value of investments in mortgage servicing rights financing receivables	(36,379)	(32,078)
Change in fair value of servicer advance investments	7,903	(2,751)
Change in fair value of investments in residential mortgage loans	14,563	73,515
Change in fair value of derivative instruments	(23,767)	(141,543)
Gain (loss) on settlement of investments, net	(27,323)	(2,222)
Earnings from investments in consumer loans, equity method investees	4,311	(1,540)
Other income (loss), net	12,673	(21,840)
	(40,780)	(128,671)

Operating Expenses
General and administrative expenses	98,940	92,410
Management fee to affiliate	17,960	16,567
Incentive compensation to affiliate	12,958	29,731
Loan servicing expense	9,603	9,938
Subservicing expense	40,926	41,081
	180,387	189,727

Income Before Income Taxes	201,909	(58,620)
Income tax (benefit) expense	45,997	(67,474)
Net Income	$155,912	$8,854
Noncontrolling Interests in Income of Consolidated Subsidiaries	$10,318	$8,506
Net Income Attributable to Common Stockholders	$145,594	$348

Net Income Per Share of Common Stock
Basic	$0.37	$0.00
Diluted	$0.37	$0.00

Weighted Average Number of Shares of Common Stock Outstanding
Basic	388,279,931	358,044,646
Diluted	388,601,075	358,509,094

Dividends Declared per Share of Common Stock	$0.50	$0.50

Consolidated Balance Sheets
($ in thousands)

	March 31, 2019	December 31, 2018
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$436,137	$447,860
Excess mortgage servicing rights, equity method investees, at fair value	143,200	147,964
Mortgage servicing rights, at fair value	3,017,453	2,884,100
Mortgage servicing rights financing receivables, at fair value	1,717,872	1,644,504
Servicer advance investments, at fair value	697,628	735,846
Real estate and other securities, available-for-sale	9,747,450	11,636,581
Residential mortgage loans, held-for-investment (includes $119,512 and $121,088 at fair value at March 31, 2019 and December 31, 2018, respectively)	672,350	735,329
Residential mortgage loans, held-for-sale	997,164	932,480
Residential mortgage loans, held-for-sale, at fair value	3,204,322	2,808,529
Real estate owned	109,154	113,410
Residential mortgage loans subject to repurchase	140,135	121,602
Consumer loans, held-for-investment	1,005,660	1,072,202
Consumer loans, equity method investees	51,528	38,294
Cash and cash equivalents	340,911	251,058
Restricted cash	168,128	164,020
Servicer advances receivable	3,036,692	3,277,796
Trades receivable	7,049,723	3,925,198
Deferred tax assets, net	17,719	65,832
Other assets	856,342	688,408
	$33,409,568	$31,691,013

Liabilities and Equity

Liabilities
Repurchase agreements	$18,441,806	$15,553,969
Notes and bonds payable (includes $116,124 and $117,048 at fair value at March 31, 2019 and December 31, 2018, respectively)	6,952,102	7,102,266
Trades payable	206,638	2,048,348
Residential mortgage loans repurchase liability	140,135	121,602
Due to affiliates	27,885	101,471
Dividends payable	207,715	184,552
Accrued expenses and other liabilities	521,078	490,510
	26,497,359	25,602,718

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 415,429,677 and 369,104,429 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	4,155	3,692
Additional paid-in capital	5,497,838	4,746,242
Retained earnings	768,592	830,713
Accumulated other comprehensive income (loss)	551,696	417,023
Total New Residential stockholders’ equity	6,822,281	5,997,670
Noncontrolling interests in equity of consolidated subsidiaries	89,928	90,625
Total Equity	6,912,209	6,088,295
	$33,409,568	$31,691,013

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under Accounting Standards Codification (“ASC”) No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the core earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

As of the third quarter of 2018, as a result of the Shellpoint Acquisition, the Company, through its wholly owned subsidiary, NewRez (formerly New Penn Financial), originated conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Servicing and Origination segment and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended
	March 31, 2019	December 31, 2018
Net income attributable to common stockholders	$145,594	$348
Impairment	12,796	39,315
Other Income adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	(4,627)	2,945
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(2,612)	(2,733)
Change in fair value of investments in mortgage servicing rights financing receivables	(6,497)	(11,066)
Change in fair value of servicer advance investments	(7,903)	2,751
Change in fair value of investments in residential mortgage loans	(14,563)	(73,515)
(Gain) loss on settlement of investments, net	27,323	2,222
Unrealized (gain) loss on derivative instruments	23,767	141,543
Unrealized (gain) loss on other ABS	(6,679)	1,718
(Gain) loss on transfer of loans to REO	(4,984)	(2,910)
(Gain) loss on transfer of loans to other assets	521	329
(Gain) loss on Excess MSR recapture agreements	(307)	4,278
(Gain) loss on Ocwen common stock	(2,786)	15,515
Other (income) loss	1,562	2,910
Total Other Income Adjustments	2,215	83,987

Other Income and Impairment attributable to non-controlling interests	(2,432)	(5,159)
Change in fair value of investments in mortgage servicing rights	(15,765)	160,947
Non-capitalized transaction-related expenses	6,866	3,162
(Gain) loss on securitization of originated mortgage loans	15,844	4,766
Incentive compensation to affiliate	12,958	29,731
Deferred taxes	46,331	(67,374)
Interest income on residential mortgage loans, held-for sale	2,301	600
Limit on RMBS discount accretion related to called deals	(19,556)	(45,473)
Adjust consumer loans to level yield	(4,852)	734
Core earnings of equity method investees:
Excess mortgage servicing rights	2,028	2,669
Core Earnings	$204,328	$208,253

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to our strategy, growth opportunities and call rights population. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments principally related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

Source: New Residential Investment Corp.

Kaitlyn Mauritz
Investor Relations
212-479-3150